EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement of Eaton Vance Variable Trust (1933 Act File No. 333-44010) of my opinion dated August 7, 2006, which was filed as Exhibit (i) to Post-Effective Amendment No. 7.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

March 1, 2010 Boston, Massachusetts

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